EXHIBIT 99.1

To Form 8-K dated January 29, 2014

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS EARNINGS FOR FOURTH QUARTER AND YEAR 2013

•	Net income for the year totaled $52.0 million, including income tax benefit of $40.4 million from reversal of deferred tax asset allowance
•	Pretax income was $3.1 million for the quarter compared to $240,000 in 2012 and $3.5 million in the prior quarter
•	Loan originations up 18.8 percent for the year and totaled $563 million

STUART, FL., January 29, 2014 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported fourth quarter 2013 net income of $1,850,000 compared to $240,000 for the same quarter last year. Net income available to common shareholders for the quarter totaled $588,000 or $0.03 per diluted common share, compared with a net loss of $(697,000) or $(0.04) per diluted common share for 2012. Net income available to common shareholders for the year totaled $47.9 million or $2.44 per diluted common share, compared with a net loss of $(4.5) million or $(0.24) per diluted common share for 2012.

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Pretax earnings for the quarter and the year were substantially improved over the prior year due to our ongoing investments in loan production personnel, digital technologies and the effects of asset quality improvements and expense management. During 2013 we reduced our total noninterest expense structure by $7.4 million or 9.0 percent while also absorbing increases in core operating expenses totaling approximately $3.7 million related to new investments including (5) new Accelerate business offices in Ft. Lauderdale, Boca Raton and Orlando as well as costs associated with faster customer adoption of our digital product offerings. Revenue growth continued to improve throughout the year as our new investments began to produce results and our legacy franchise experienced continued organic growth.

When compared with the prior quarter, pretax earnings fell 11 percent due to the recovery of interest income from a nonaccrual loan which was recovered and disclosed in the prior quarter, lower mortgage banking fees, additional investments in production personnel and year end incentive adjustments related to higher than expected production for 2013. Additional cost reductions totaling approximately $1.2 million are being implemented in first quarter 2014 and include expenses related to slower growth expected for mortgage production in 2014.

The Company’s $50 million in outstanding Series A Preferred Stock was redeemed in full at year end which will increase net income available to common shareholders in 2014 and beyond. During the fourth quarter the Company also successfully raised $75 million in common equity. “These actions taken together with last quarter’s recapture of our deferred tax asset strengthened capital levels, improved the quality of our capital structure and were key objectives accomplished to support our strategic growth objectives going forward,” said Dennis S. Hudson, III, Chief Executive Officer.

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Revenue initiatives continue to produce results

•	Noninterest income (excluding securities gains) increased by 13.4 percent for the year and 6.4 percent for the quarter in spite of lower mortgage banking fees
•	Ending net loan balances up 6.4 percent compared to a year ago
•	Noninterest income to total revenue at year end increased to 27.2 percent compared to 24.9 percent a year ago

Expense reduction objectives for 2013 were accomplished while providing significant investments in growth initiatives

•	Total noninterest expenses down $7.4 million or 9.0 percent

•	Total core expenses down $2.7 million or 3.5 percent
•	New investment spend (core operating expenses) totaled approximately $3.7 million for the year primarily related to revenue related personnel and build out of our digital product suite

Investments in loan production personnel producing results

•	Loan production for the year totaled $563 million, up 18.8 percent compared to 2012
•	Much stronger commercial production of $200 million for the year, up 80 percent or $89 million compared to 2012
•	Residential loan production grew at a slower pace compared to 2012 and totaled $251 million for the year

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We will continue to refine and expand our investments in our existing growth initiatives while we implement other initiatives to support continued earnings growth in 2014 and beyond.

Over the last several years, our focused tactical initiatives have produced strong organic core customer deposit account growth and increased core customer funding. Transaction accounts (demand deposits and NOW accounts) surpassed $1 billion for the first time ever this quarter. Core customer funding totaled $1.7 billion at December 31, 2013, up $101.4 million from last year’s fourth quarter and up 21.1 percent since the fourth quarter 2011. In addition, deposit mix continued to improve with noninterest bearing deposits nearly 26 percent of total deposits at year end 2013 and transaction accounts increasing to over 55 percent of deposits.

(Dollars in thousands)	Fourth Quarter 2013	Fourth Quarter 2012	Fourth Quarter 2011	2013 vs 2012 Change	2013 vs 2011 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$464,006	$422,833	$328,356	9.7%	41.3%
NOW	540,288	509,371	469,631	6.1	15.0
Money market accounts	331,184	343,915	319,152	(3.7)	3.8
Savings deposits	192,491	164,956	133,578	16.7	44.1
Time certificates of deposit	278,076	317,886	468,024	(12.5)	(40.6)
Total deposits	1,806,045	1,758,961	1,718,741	2.7	5.1
Sweep repurchase agreements	151,310	136,803	136,252	10.6	11.1
Total core customer funding (1)	1,679,279	1,577,878	1,386,969	6.4	21.1
Demand deposit mix (noninterest bearing)	25.7%	24.0%	19.1%

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

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Additional growth highlights for fourth quarter 2013:

•	Interchange fees and service charges on deposit accounts grew by 20.5 percent and 6.0 percent, respectively, compared to last year’s fourth quarter;
•	Wealth management fees totaled $1.2 million for the fourth quarter, up $270,000 or 30.5 percent compared to a year ago;
•	Net interest income totaled $16.3 million compared to $16.2 million a year ago and was lower than the linked quarter as a result of a $505,000 recovery of interest income related to nonaccrual loans in the third quarter 2013; and
•	While annual mortgage banking fees increased in 2013 by $463,000 or 12.5 percent compared to a year ago, mortgage fees were $302,000 lower compared to one year earlier and $347,000 lower compared to the prior quarter, as a result of higher interest rates.

The following details noninterest income for the fourth quarter ended December 31, 2013 compared to the last four quarters:

(Dollars in thousands)	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012

Service charges on deposit accounts	$1,778	$1,741	$1,641	$1,551	$1,677
Trust income	693	667	675	676	592
Mortgage banking fees	728	1,075	1,256	1,114	1,030
Brokerage commissions and fees	461	383	362	425	292
Marine finance fees	215	283	419	272	258
Interchange income	1,394	1,358	1,388	1,264	1,157
Other deposit based EFT fees	80	77	87	98	83
Other	617	503	507	531	520
Total	5,966	6,087	6,335	5,931	5,609

Loss on sale of commercial loan held for sale	0	0	0	0	(1,238)
Securities gains, net	0	280	114	25	582
	$5,966	$6,367	$6,449	$5,956	$4,953

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Credit Quality Improves to Pre-Crisis Levels

•	Net charge-offs totaled 0.26 percent of average loans for fourth quarter, compared to 0.69 percent a year ago;
•	Annual net charge-offs to average loans of 0.41 percent for 2013 was down 75 basis points compared to 2012;
•	Net loss on other real estate owned and repossessed assets at December 31, 2013 declined $2.2 million from December 31, 2012 as other real estate owned was reduced by $5.0 million or 42.3 percent from 2012;
•	Restructured loans reduced to $25.1 million, down $16.8 million compared to a year ago;
•	Nonperforming loans totaled 2.12 percent of loans, compared with 2.27 percent last quarter and 3.34 percent one year ago; and
•	Nonperforming assets to total assets declined to 1.52 percent, compared to 2.43 percent a year ago.

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(Dollars in thousands )	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012

Net charge-offs (recoveries)	$838	$842	$2,027	$1,517	$2,151

Net charge-offs (recoveries) to average loans	0.26%	0.26%	0.64%	0.49%	0.69%
Loan loss provision	$490	$1,180	$565	$953	$1,136

Allowance to loans at end of period	1.54%	1.62%	1.59%	1.76%	1.80%

Restructured loans (accruing)	$25,137	$25,509	$29,612	$41,170	$41,946

Nonperforming loans	$27,672	$28,724	$33,266	$35,208	$40,955
Other real estate owned	6,860	5,589	10,063	10,850	11,887
Nonperforming assets	$34,532	$34,313	$43,329	$46,058	$52,842

Nonperforming loans to loans outstanding at end of period	2.12%	2.27%	2.63%	2.88%	3.34%
Nonperforming assets to total assets	1.52	1.60	1.98	2.09	2.43

Noninterest Expenses

Total noninterest expenses fell by $1.1 million or 5.8 percent for the fourth quarter compared with the prior year. Contributing to the decline were lower expenses related to OREO and other asset disposition costs as overall asset quality continued to improve as well as reduced core operating expenses. Core operating expenses for the quarter were reduced by $311,000 or 1.6 percent compared with the prior year and were down $2.7 million or 3.5 percent annually compared to 2012. One time expenses for employee incentives of $203,000 unfavorably impacted core operating expenses.

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Noninterest expenses for the fourth quarter 2013 are presented below compared to the prior four quarters:

(Dollars in thousands)	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012
Noninterest Expense:

Salaries and wages	$8,077	$7,533	$7,892	$7,437	$7,258
Employee benefits	1,568	1,713	1,823	2,223	1,860
Outsourced data processing costs	1,586	1,657	1,631	1,498	1,904
Telephone / data lines	325	318	325	285	293
Occupancy expense	1,824	1,824	1,775	1,755	1,896
Furniture and equipment expense	597	605	571	561	585
Marketing expense	749	456	685	449	707
Legal and professional fees	839	874	949	796	1,114
FDIC assessments	451	713	720	717	697
Amortization of intangibles	196	195	197	195	195
Other	2,414	2,203	2,512	2,153	2,428
Total Core Operating Expense	18,626	18,091	19,080	18,069	18,937

Severance and organizational changes	0	24	10	33	84
Branch consolidation	0	0	0	0	407
Miscellaneous Losses	190	0	0	0	0
Recovery of prior legal fees	(350)	0	(650)	0	0
Net loss on OREO and repossessed assets	0	229	493	567	157
Asset dispositions expense	180	159	111	290	200
Total	$18,646	$18,503	$19,044	$18,959	$19,785

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Investments in new channels and digital technology

Over the past year, we redeployed a portion of our overhead savings to build out new delivery channels. We also added loan production personnel and implemented and promoted new digital products while simultaneously reducing overall operating expenses. During 2013 we incurred substantial core operating expenses associated with investment in our new Accelerate business banking channel. Through the implementation of five Accelerate locations, we continued to focus on reaching our customers in unique ways, creating a path to achieve higher customer satisfaction. The Accelerate model focuses on providing our customers with talented, results oriented staff, specializing in the small business market segment. From their tenure and market experience, our bankers are familiar with the multitude of challenges our small business customers face in their lives. This strategy allows Seacoast to build customer relationships with depth that surpasses traditional commercial lending, and opens opportunities into other areas in which we provide services. Annual salaries and benefits added to our lending and credit support teams (including the Accelerate business channel) during 2013 and each of the past two years are presented in the table below:

Annual Salaries and Benefits Added to Lending and Credit Support Teams

		Year-end
(Dollars in thousands)	2013	2012	2011	Total
Loan production and support personnel:

Commercial	$2,254	$2,065	$527
Residential	487	396	248
	$2,741	$2,461	$775	$5,977

As indicated in the table below, total commercial loan originations for the fourth quarter totaled nearly $60 million as a result of the investments in the Accelerate business channel and other revenue producing personnel. Also included in the table below, are the salaries and benefits associated with new commercial loan officers and credit support personnel with tenures of six months or less for each quarter of 2013 and the final quarter of 2012. These costs are included in core operating expenses, are significant, and are considered investments that impact our efficiency in the short run.

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(Dollars in thousands)	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012

Commercial pipeline	$27,830	$54,600	$46,850	$63,842	$26,809
Commercial loans closed	$59,775	32,988	68,388	36,973	49,190
Total loan originations and pipeline	$87,605	$87,588	$115,238	$100,815	$75,999
Salaries and benefits, lenders and support personnel < six months	$440	$553	$585	$538	$345
Total revenues, excluding securities gains and loss on sale of commercial loan	$22,243	$22,902	$22,449	$21,931	$21,817

Our successful customer growth strategy has included investments in digital delivery and products we believe have contributed to increasing core customer funding. As of December 31, 2013, nearly 43 percent of our online customers have adopted our mobile product offerings. Our mobile users grew by over 90 percent during 2013. We are concentrating on building a more integrated distribution system which will allow us to reduce our fixed costs as we further invest in technology designed to better serve our customers.

The Company’s tier 1 capital ratio was 15.6 percent and the total risk based capital ratio was 16.9 percent at December 31, 2013. The tier 1 leverage ratio was 9.6 percent at December 31, 2013, reflecting the reversal of the deferred tax valuation allowance in the prior quarter and the sale of $50 million of common equity this quarter. The Company closed on the sale of an additional $25 million in common equity in January 2014 which further strengthens our capital ratios.

Seacoast will host a conference call on Thursday, January 30, 2014 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (888) 517-2458 (passcode: 7789246; host: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the call will be available for one month, beginning the afternoon of January 30, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

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Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of January 30, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $2.3 billion in assets and $1.8 billion in deposits as of December 31, 2013.  The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 34 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank, and five Accelerate offices fueled by the power of Seacoast National Bank.  Offices stretch from Broward County north through the Treasure Coast and into Orlando, and west to Okeechobee and surrounding counties.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

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Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2012 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Summary of Earnings
Net income (loss)	$1,850	$45,141	$240	$51,989	$(710)
Net income available to common shareholders (loss)	588	44,204	(697)	47,916	(4,458)
Net interest income (1)	16,336	16,872	16,254	65,435	64,990
Net interest margin (1), (2)	3.08	3.25	3.22	3.13	3.22

Performance Ratios
Return on average assets-GAAP basis (2), (3), (5)	0.33%	8.32%	0.05%	2.38%	(0.03)%
Return on average shareholders' equity-GAAP basis (2), (3), (5)	3.10	106.55	0.58	28.36	(0.01)
Return on average tangible common shareholders' equity-GAAP basis (2), (3), (4)	3.32	152.80	0.07	28.81	(0.43)
Efficiency ratio (6)	81.92	78.05	87.97	80.60	88.89
Noninterest income to total revenue	26.82	26.58	25.71	27.16	24.86

Per Share Data
Net income (loss) diluted-GAAP basis (7)	$0.03	$2.31	$(0.04)	$2.44	$(0.24)
Net income (loss) basic-GAAP basis (7)	0.03	2.35	(0.04)	2.46	(0.24)
Book value per share common (7)	8.40	8.12	6.16	8.40	6.16
Tangible book value per share (7)	8.37	10.69	8.65	8.37	8.65
Tangible common book value per share (4), (7)	8.37	8.07	6.08	8.37	6.08
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.
5)	Excluding the income tax benefit related to the reversal of the valuation allowance for deferred tax assets and reflecting tax provisioning of $1,351 for the third quarter 2013 and $4,555 for the total year 2013, adjusted return on average assets for these periods was 0.40 percent and 0.32 percent, respectively, and adjusted return on average shareholders' equity was 5.07 percent and 3.85 percent, respectively.
(6)	Defined as (non-interest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus non-interest income excluding securities gains).
(7)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	December 31,
(Dollars in thousands, except share data)	2013	2013	2012

Selected Financial Data
Total assets	$2,268,940	$2,149,777	$2,173,929
Securities available for sale (at fair value)	641,611	650,445	643,050
Securities held for investment (at amortized cost)	0	0	13,818
Net loans	1,284,139	1,242,496	1,203,977
Deposits	1,806,045	1,698,910	1,758,961
Total shareholders' equity	198,604	203,858	165,546
Common shareholders' equity	198,604	154,175	116,800

Average Balances (Year-to-Date)
Total average assets	$2,186,757	$2,167,077	$2,117,075
Less: intangible assets	1,104	1,202	1,889
Total average tangible assets	$2,185,653	$2,165,875	$2,115,186

Total average equity	$183,304	$165,226	$165,381
Less: intangible assets	1,104	1,202	1,889
Total average tangible equity	$182,200	$164,024	$163,492

Credit Analysis
Net charge-offs year-to-date	$5,224	$4,386	$14,257
Net charge-offs to average loans (annualized)	0.41%	0.46%	1.16%
Loan loss provision year-to-date	$3,188	$2,698	$10,796
Allowance to loans at end of period	1.54%	1.62%	1.80%

Nonperforming loans	$27,672	$28,724	$40,955
Other real estate owned	6,860	5,589	11,887
Total nonperforming assets	$34,532	$34,313	$52,842

Restructured loans (accruing)	$25,137	$25,509	$41,946

Nonperforming loans to loans at end of period	2.12%	2.27%	3.34%

Nonperforming assets to total assets	1.52%	1.60%	2.43%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2013	2012	2013	2012

Interest on securities:
Taxable	$3,452	$3,130	$12,856	$13,964
Nontaxable	16	12	68	80
Interest and fees on loans	13,924	14,438	56,971	58,290
Interest on federal funds sold and other investments	224	226	868	953
Total Interest Income	17,616	17,806	70,763	73,287

Interest on deposits	196	275	782	1,522
Interest on time certificates	444	598	1,947	3,969
Interest on borrowed money	699	725	2,828	2,987
Total Interest Expense	1,339	1,598	5,557	8,478

Net Interest Income	16,277	16,208	65,206	64,809
Provision for loan losses	490	1,136	3,188	10,796
Net Interest Income After Provision for Loan Losses	15,787	15,072	62,018	54,013

Noninterest income:
Service charges on deposit accounts	1,778	1,677	6,711	6,245
Trust income	693	592	2,711	2,279
Mortgage banking fees	728	1,030	4,173	3,710
Brokerage commissions and fees	461	292	1,631	1,071
Marine finance fees	215	258	1,189	1,111
Interchange income	1,394	1,157	5,404	4,501
Other deposit based EFT fees	80	83	342	336
Other	617	520	2,158	2,191
	5,966	5,609	24,319	21,444
Change in fair value of loan held for sale	0	(1,238)	0	(1,238)
Securities gains, net	0	582	419	7,619
Total Noninterest Income	5,966	4,953	24,738	27,825

Noninterest expenses:
Salaries and wages	8,077	7,342	31,006	29,935
Employee benefits	1,568	1,860	7,327	7,710
Outsourced data processing costs	1,586	1,904	6,372	7,382
Telephone / data lines	325	293	1,253	1,178
Occupancy	1,824	2,241	7,178	8,146
Furniture and equipment	597	647	2,334	2,319
Marketing	749	707	2,339	3,095
Legal and professional fees	489	1,114	2,458	5,241
FDIC assessments	451	697	2,601	2,805
Amortization of intangibles	196	195	783	788
Asset dispositions expense	180	200	740	1,459
Net loss on other real estate owned and repossessed assets	0	157	1,289	3,467
Other	2,604	2,428	9,472	9,023
Total Noninterest Expenses	18,646	19,785	75,152	82,548

Income Before Income Taxes	3,107	240	11,604	(710)
Income taxes (benefit)	1,257	0	(40,385)	0

Net Income	1,850	240	51,989	(710)
Preferred stock dividends and accretion on preferred stock discount	1,262	937	4,073	3,748
Net Income Available to Common Shareholders	$588	$(697)	$47,916	$(4,458)

Per share of common stock:

Net income diluted	$0.03	$(0.04)	$2.44	$(0.24)
Net income basic	0.03	(0.04)	2.46	(0.24)
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	21,558,079	18,781,986	19,650,005	18,748,757
Average basic shares outstanding	21,386,775	18,781,986	19,449,560	18,748,757

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share data)	2013	2012

Assets
Cash and due from banks	$48,561	$45,620
Interest bearing deposits with other banks	143,063	129,367
Total Cash and Cash Equivalents	191,624	174,987

Securities:
Available for sale (at fair value)	641,611	643,050
Held for investment (at amortized cost)	0	13,818
Total Securities	641,611	656,868

Loans available for sale	13,832	36,021

Loans, net of deferred costs	1,304,207	1,226,081
Less: Allowance for loan losses	(20,068)	(22,104)
Net Loans	1,284,139	1,203,977

Bank premises and equipment, net	34,505	34,465
Other real estate owned	6,860	11,887
Other intangible assets	718	1,501
Other assets	95,651	54,223
	$2,268,940	$2,173,929

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$464,006	$422,833
NOW	540,288	509,371
Savings deposits	192,491	164,956
Money market accounts	331,184	343,915
Other time certificates	154,743	182,495
Brokered time certificates	9,776	8,203
Time certificates of $100,000 or more	113,557	127,188
Total Deposits	1,806,045	1,758,961

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	151,310	136,803
Borrowed funds	50,000	50,000
Subordinated debt	53,610	53,610
Other liabilities	9,371	9,009
	2,070,336	2,008,383

Shareholders' Equity
Preferred stock - Series A	0	48,746
Common stock	2,364	1,897
Additional paid in capital	277,290	230,438
Accumulated deficit	(70,695)	(118,611)
Treasury stock	(11)	(62)
	208,948	162,408
Accumulated other comprehensive gain (loss), net	(10,344)	3,138
Total Shareholders' Equity	198,604	165,545
	$2,268,940	$2,173,928

Common Shares Outstanding	23,637,434	18,967,434

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2013				2012
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Fourth
Net income (loss)	$1,850	$45,141	$2,954	$2,044	$240

Operating Ratios
Return on average assets-GAAP basis (2),(3), (5)	0.33%	8.32%	0.54%	0.38%	0.05%
Return on average tangible assets (2),(3),(4)	0.35	8.34	0.57	0.41	0.07
Return on average shareholders' equity-GAAP basis (2),(3), (5)	3.10	106.55	7.19	5.09	0.58
Efficiency ratio (6)	81.92	78.05	81.05	81.45	87.97
Noninterest income to total revenue	26.82	26.58	28.22	27.04	25.71

Net interest margin (1),(2)	3.08	3.25	3.12	3.15	3.22
Average equity to average assets	10.55	7.80	7.56	7.50	7.73

Credit Analysis
Net charge-offs (recoveries)	$838	$842	$2,027	$1,517	$2,151
Net charge-offs to average loans (recoveries)	0.26%	0.26%	0.64%	0.49%	0.69%
Loan loss provision	$490	$1,180	$565	$953	$1,136
Allowance to loans at end of period	1.54%	1.62%	1.59%	1.76%	1.80%

Restructured loans (accruing)	$25,137	$25,509	$29,612	$41,170	$41,946

Nonperforming loans	$27,672	$28,724	$33,266	$35,208	$40,955
Other real estate owned	6,860	5,589	10,063	10,850	11,887
Nonperforming assets	$34,532	$34,313	$43,329	$46,058	$52,842

Nonperforming loans to loans at end of period	2.12%	2.27%	2.63%	2.88%	3.34%
Nonperforming assets to total assets	1.52	1.60	1.98	2.09	2.43

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.03	$2.31	$0.11	$0.06	$(0.04)
Net income (loss) basic-GAAP basis	0.03	2.35	0.11	0.06	$(0.04)

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	8.40	8.12	5.89	6.20	6.16

Average Balances
Total average assets	$2,245,155	$2,153,830	$2,178,242	$2,169,329	$2,111,986
Less: Intangible assets	813	1,009	1,205	1,395	1,596
Total average tangible assets	$2,244,342	$2,152,821	$2,177,038	$2,167,934	$2,110,390

Total average equity	$236,950	$168,078	$164,747	$162,795	$163,341
Less: Intangible assets	813	1,009	1,205	1,395	1,596
Total average tangible equity	$236,137	$167,069	$163,541	$161,400	$161,745

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Excluding the income tax benfit related to the reversal of the valutaion allowance for deferred tax assets and reflecting tax provisioning of $1,351 for the third quarter 2013, adjusted return on average assets and adjusted return on average shareholders' equity for the third quarter was 0.40 percent and 5.07 percent, respectively.
(6)	Defined as (non-interest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus non-interest income excluding securities gains).

	December 31,	December 31,
SECURITIES	2013	2012

U.S. Treasury and U.S. Government Agencies	$100	$1,707
Mortgage-backed	602,568	640,445
Collateralized loan obligations	32,179	0
Obligations of states and political subdivisions	6,764	898
Securities Available for Sale	641,611	643,050

Mortgage-backed	0	5,965
Obligations of states and political subdivisions	0	6,353
Other securities	0	1,500
Securities Held for Investment (1)	0	13,818
Total Securities	$641,611	$656,868

(1)	Securities Held for Investment were transferred to Securities Available for Sale for more options to manage interest rate risk prospectively.

	December 31,	December 31,
LOANS	2013	2012
Construction and land development	$67,450	$60,736
Real estate mortgage	1,113,128	1,056,159
Installment loans to individuals	44,713	46,930
Commercial and financial	78,636	61,903
Other loans	280	353
Total Loans	$1,304,207	$1,226,081

AVERAGE BALANCES	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2013				2012	3rd Qtr	4th Qtr
(Dollars in thousands)	Fourth	Third	Second	First	Fourth	2013	2012

Assets
Earning assets:
Securities:
Taxable	$655,176	$664,103	$639,769	$646,184	$604,412	(1.3)%	8.4%
Nontaxable	1,560	1,560	1,647	1,666	1,670	0.0	(6.6)
Total Securities	656,736	665,663	641,416	647,850	606,082	(1.3)	8.4

Federal funds sold and other investments	156,823	113,798	168,740	172,505	162,599	37.8	(3.6)

Loans, net	1,293,373	1,278,391	1,269,789	1,247,666	1,241,711	1.2	4.2

Total Earning Assets	2,106,932	2,057,852	2,079,945	2,068,021	2,010,392	2.4	4.8

Allowance for loan losses	(20,817)	(20,206)	(21,515)	(22,018)	(23,820)	3.0	(12.6)
Cash and due from banks	40,836	35,810	34,279	34,706	39,321	14.0	3.9
Premises and equipment	34,750	34,834	35,121	34,516	34,566	(0.2)	0.5
Other assets	83,454	45,540	50,413	54,104	51,527	83.3	62.0

	$2,245,155	$2,153,830	$2,178,242	$2,169,329	$2,111,986	4.2	6.3

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$483,569	$447,350	$461,005	$474,915	$449,476	8.1%	7.6%
Savings deposits	190,558	185,918	180,915	170,502	161,156	2.5	18.2
Money market accounts	332,576	336,229	339,058	341,833	346,089	(1.1)	(3.9)
Time deposits	282,543	289,408	302,110	311,945	330,556	(2.4)	(14.5)
Federal funds purchased and other short term borrowings	142,999	157,607	159,847	160,600	131,628	(9.3)	8.6
Other borrowings	103,610	103,610	103,610	103,610	103,610	0.0	0.0

Total Interest-Bearing Liabilities	1,535,855	1,520,122	1,546,545	1,563,405	1,522,515	1.0	0.9

Demand deposits (noninterest-bearing)	462,830	454,642	455,525	433,757	416,482	1.8	11.1
Other liabilities	9,520	10,988	11,426	9,372	9,648	(13.4)	(1.3)
Total Liabilities	2,008,205	1,985,750	2,013,496	2,006,534	1,948,645	1.1	3.1

Shareholders' equity	236,950	168,078	164,747	162,795	163,341	41.0	45.1

	$2,245,155	$2,153,830	$2,178,242	$2,169,329	$2,111,986	4.2	6.3

AVERAGE YIELDS / RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2013				2012
(Dollars in thousands)	Fourth	Third	Second	First	Fourth

Assets
Earning assets:
Securities:
Taxable	2.11%	1.93%	1.88%	1.97%	2.07%
Nontaxable	6.41	6.67	6.55	6.37	4.31
Total Securities	2.12	1.95	1.89	1.98	2.08

Federal funds sold and other investments	0.57	0.67	0.53	0.54	0.55

Loans, net	4.29	4.59	4.52	4.57	4.64

Total Earning Assets	3.33	3.52	3.39	3.43	3.53

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	0.08	0.08	0.09	0.10	0.11
Savings deposits	0.05	0.05	0.05	0.06	0.09
Money market accounts	0.09	0.08	0.08	0.08	0.13
Time deposits	0.62	0.64	0.67	0.69	0.72
Federal funds purchased and other short term borrowings	0.17	0.17	0.18	0.21	0.23
Other borrowings	2.44	2.44	2.45	2.48	2.50

Total Interest-Bearing Liabilities	0.35	0.36	0.36	0.38	0.42

Interest expense as a % of earning assets	0.25	0.26	0.27	0.29	0.32
Net interest income as a % of earning assets	3.08	3.25	3.12	3.15	3.22

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees	on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

INTEREST INCOME / EXPENSE (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2013				2012	3rd Qtr	4th Qtr
(Dollars in thousands)	Fourth	Third	Second	First	Fourth	2013	2012

Assets
Earning assets:
Securities:
Taxable	$3,452	$3,212	$3,008	$3,184	$3,130	7.5%	10.4%
Nontaxable	25	26	27	27	19	(3.8)	31.6
Total Securities	3,477	3,238	3,035	3,211	3,149	7.4	10.4

Federal funds sold and other investments	224	192	224	228	226	(16.7)	(0.9)

Loans, net	13,974	14,804	14,312	14,073	14,477	(5.6)	(3.5)

Total Earning Assets	17,675	18,234	17,571	17,512	17,852	(3.1)	(0.9)

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	96	93	100	112	128	3.3	(25.0)
Savings deposits	26	25	24	26	36	4.0	(27.8)
Money market accounts	74	69	67	70	111	7.2	(33.3)
Time deposits	444	470	501	532	598	(5.5)	(25.8)
Federal funds purchased and
other short term borrowings	62	68	73	83	75	(8.8)	(17.3)
Other borrowings	637	637	634	634	650	(0.0)	(2.0)

Total Interest-Bearing Liabilities	1,339	1,362	1,399	1,457	1,598	(1.7)	(16.2)

Net interest income	16,336	16,872	16,172	16,055	16,254	(3.2)	0.5

(1) On a fully taxable equivalent basis. Fees on loans have been included in interest on loans

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2013				2012
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)
Commercial	$261,938	$254,373	$260,325	$246,849	$232,413
Retail	159,117	155,281	163,551	167,516	153,428
Public funds	32,971	27,002	29,487	26,166	21,799
Other	9,980	16,293	15,154	12,613	15,193
	464,006	452,949	468,517	453,144	422,833

NOW accounts
Commercial	43,241	35,029	35,714	39,303	32,701
Retail	324,583	305,055	308,390	307,545	308,633
Public funds	172,464	100,785	108,965	136,065	168,037
	540,288	440,869	453,069	482,913	509,371

Total Transaction Accounts
Commercial	305,179	289,402	296,039	286,152	265,114
Retail	483,700	460,336	471,941	475,061	462,061
Public funds	205,435	127,787	138,452	162,231	189,836
Other	9,980	16,293	15,154	12,613	15,193
	1,004,294	893,818	921,586	936,057	932,204

Savings accounts	192,491	187,181	184,219	177,213	164,956

Money market accounts
Commercial	100,601	107,767	109,938	111,580	114,965
Retail	221,062	217,176	216,370	220,555	220,601
Public funds	9,521	9,735	9,639	9,081	8,349
	331,184	334,678	335,947	341,216	343,915

Time certificates of deposit	278,076	283,233	296,857	307,678	317,886
Total Deposits	$1,806,045	$1,698,910	$1,738,609	$1,762,164	$1,758,961

Sweep repurchase agreements	$151,310	$134,338	$160,934	$161,678	$136,803

Total core customer funding (1)	$1,679,279	$1,550,015	$1,602,686	$1,616,164	$1,577,878

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$6.6	$7.1	$7.5	$7.8	$7.8	$8.0	$8.1	$8.2
Marine loans	20.2	21.3	16.7	15.4	18.4	23.0	20.8	21.1
Other	17.9	18.8	20.1	20.0	20.7	20.6	21.3	21.5
	44.7	47.2	44.3	43.2	46.9	51.6	50.2	50.8
Construction and land development to individuals
Lot loans	12.9	14.7	15.5	16.6	16.7	16.4	17.6	18.4
Construction	21.3	19.7	20.7	20.8	22.2	18.9	16.6	13.5
	34.2	34.4	36.2	37.4	38.9	35.3	34.2	31.9
Residential real estate
Adjustable	391.9	378.4	372.6	365.8	361.0	353.7	359.4	341.6
Fixed rate	91.1	94.7	97.5	98.2	99.0	99.7	95.4	96.2
Home equity mortgages	62.0	61.8	62.2	61.3	58.0	58.4	58.3	59.5
Home equity lines	47.7	47.7	49.1	49.3	51.4	50.6	50.8	53.0
	592.7	582.6	581.4	574.6	569.4	562.4	563.9	550.3

TOTAL CONSUMER	671.6	664.2	661.9	655.2	655.2	649.3	648.3	633.0

Commercial & financial	78.6	70.8	65.2	64.8	61.9	58.2	56.2	54.6

Construction and land development for commercial
Residential
Single family residences	2.0	-	-	-	-	-	-	-
Single family land and lots	4.9	4.9	5.0	4.9	5.6	5.8	5.9	6.0
Multifamily	3.7	3.8	3.9	3.9	4.3	4.6	4.7	4.9
	10.6	8.7	8.9	8.8	9.9	10.4	10.6	10.9
Commercial
Office buildings	-	1.6	1.6	1.1	-	-	-	0.3
Retail trade	7.7	1.8	1.8	-	-	-	-	-
Land	4.9	7.3	7.2	7.8	9.6	9.8	10.7	9.2
Healthcare	5.4	4.7	2.9	3.3	1.8	-	-	-
Churches and educational facilities	3.8	4.0	2.5	1.2	0.5	0.7	0.3	0.3
Lodging	0.9	0.3	-	-	-	-	-	-
Convenience stores	-	-	-	-	-	-	1.4	1.4
	22.7	19.7	16.0	13.4	11.9	10.5	12.4	11.2

Total construction and land development	33.3	28.4	24.9	22.2	21.8	20.9	23.0	22.1

Commercial real estate
Office buildings	118.7	118.2	112.0	112.5	104.7	102.4	113.4	118.0
Retail trade	130.6	128.9	135.5	122.2	126.7	121.1	128.5	139.3
Industrial	81.1	79.6	83.3	73.4	72.6	71.3	72.0	70.0
Healthcare	45.5	38.8	42.1	39.4	40.7	35.8	42.0	40.2
Churches and educational facilities	25.3	24.2	26.4	26.9	28.6	26.2	26.7	27.0
Recreation	2.5	2.5	2.6	2.6	2.7	2.7	3.1	3.1
Multifamily	16.8	6.2	9.5	8.5	9.0	7.8	8.3	8.8
Mobile home parks	1.9	1.9	1.9	2.0	2.0	2.1	2.1	2.1
Lodging	17.1	17.3	17.5	18.0	18.7	19.1	19.3	19.4
Restaurant	3.7	3.8	3.5	3.6	3.5	4.4	4.7	4.6
Agricultural	7.0	7.2	7.1	5.9	6.1	7.3	7.4	7.6
Convenience stores	20.8	21.0	20.2	20.2	20.5	16.6	15.4	15.5
Marina	21.3	21.5	20.9	21.1	21.2	21.4	21.5	21.6
Other	28.1	27.9	31.1	25.1	29.8	35.6	29.3	29.3
	520.4	499.0	513.6	481.4	486.8	473.8	493.7	506.5

TOTAL COMMERCIAL	632.3	598.2	603.7	568.4	570.5	552.9	572.9	583.2

Other	0.3	0.5	0.3	0.2	0.4	0.3	0.2	0.2
	$1,304.2	$1,262.9	$1,265.9	$1,223.8	$1,226.1	$1,202.5	$1,221.4	$1,216.4

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$(0.5)	$(0.4)	$(0.3)	$-	$(0.2)	$(0.1)	$(0.1)	$(0.5)
Marine loans	(1.1)	4.6	1.3	(3.0)	(4.6)	2.2	(0.3)	1.2
Other	(0.9)	(1.3)	0.1	(0.7)	0.1	(0.7)	(0.2)	(0.5)
	(2.5)	2.9	1.1	(3.7)	(4.7)	1.4	(0.6)	0.2
Construction and land development to individuals
Lot loans	(1.8)	(0.8)	(1.1)	(0.1)	0.3	(1.2)	(0.8)	0.5
Construction	1.6	(1.0)	(0.1)	(1.4)	3.3	2.3	3.1	4.8
	(0.2)	(1.8)	(1.2)	(1.5)	3.6	1.1	2.3	5.3
Residential real estate
Adjustable	13.5	5.8	6.8	4.8	7.3	(5.7)	17.8	7.5
Fixed rate	(3.6)	(2.8)	(0.7)	(0.8)	(0.7)	4.3	(0.8)	(0.8)
Home equity mortgages	0.2	(0.4)	0.9	3.3	(0.4)	0.1	(1.2)	(0.7)
Home equity lines	-	(1.4)	(0.2)	(2.1)	0.8	(0.2)	(2.2)	(1.9)
	10.1	1.2	6.8	5.2	7.0	(1.5)	13.6	4.1

TOTAL CONSUMER	7.4	2.3	6.7	0.0	5.9	1.0	15.3	9.6

Commercial & financial	7.8	5.6	0.4	2.9	3.7	2.0	1.6	1.5

Construction and land development for commercial
Residential
Single family residences	2.0	-	-	-	-	-	-	-
Single family land and lots	-	(0.1)	0.1	(0.7)	(0.2)	(0.1)	(0.1)	(0.2)
Multifamily	(0.1)	(0.1)	-	(0.4)	(0.3)	(0.1)	(0.2)	(0.2)
	1.9	(0.2)	0.1	(1.1)	(0.5)	(0.2)	(0.3)	(0.4)
Commercial
Office buildings	(1.6)	-	0.5	1.1	-	-	(0.3)	0.1
Retail trade	5.9	-	1.8	-	-	-	-	-
Land	(2.4)	0.1	(0.6)	(1.8)	(0.2)	(0.9)	1.5	(0.1)
Healthcare	0.7	1.8	(0.4)	1.5	1.8	-	-	-
Churches and educational facilities	(0.2)	1.5	1.3	0.7	(0.2)	0.4	-	0.2
Lodging	0.6	0.3	-	-	-	-	-	-
Convenience stores	-	-	-	-	-	(1.4)	-	(0.3)
	3.0	3.7	2.6	1.5	1.4	(1.9)	1.2	(0.1)

Total construction and land development	4.9	3.5	2.7	0.4	0.9	(2.1)	0.9	(0.5)

Commercial real estate
Office buildings	0.5	6.2	(0.5)	7.8	2.3	(11.0)	(4.6)	(1.6)
Retail trade	1.7	(6.6)	13.3	(4.5)	5.6	(7.4)	(10.8)	(1.3)
Industrial	1.5	(3.7)	9.9	0.8	1.3	(0.7)	2.0	(0.7)
Healthcare	6.7	(3.3)	2.7	(1.3)	4.9	(6.2)	1.8	1.4
Churches and educational facilities	1.1	(2.2)	(0.5)	(1.7)	2.4	(0.5)	(0.3)	(0.4)
Recreation	-	(0.1)	-	(0.1)	-	(0.4)	-	(0.1)
Multifamily	10.6	(3.3)	1.0	(0.5)	1.2	(0.5)	(0.5)	(0.6)
Mobile home parks	-	-	(0.1)	-	(0.1)	-	-	(0.1)
Lodging	(0.2)	(0.2)	(0.5)	(0.7)	(0.4)	(0.2)	(0.1)	(0.2)
Restaurant	(0.1)	0.3	(0.1)	0.1	(0.9)	(0.3)	0.1	(0.1)
Agricultural	(0.2)	0.1	1.2	(0.2)	(1.2)	(0.1)	(0.2)	(1.2)
Convenience stores	(0.2)	0.8	-	(0.3)	3.9	1.2	(0.1)	0.4
Marina	(0.2)	0.6	(0.2)	(0.1)	(0.2)	(0.1)	(0.1)	0.3
Other	0.2	(3.2)	6.0	(4.7)	(5.8)	6.3	-	2.3
	21.4	(14.6)	32.2	(5.4)	13.0	(19.9)	(12.8)	(1.9)

TOTAL COMMERCIAL	34.1	(5.5)	35.3	(2.1)	17.6	(20.0)	(10.3)	(0.9)

Other	(0.2)	0.2	0.1	(0.2)	0.1	0.1	-	(0.4)
	$41.3	$(3.0)	$42.1	$(2.3)	$23.6	$(18.9)	$5.0	$8.3